TOTAL ASIA ASSOCIATES PLT
(LLP0016837-LCA & AF002128)
A Firm registered with US PCAOB and Malaysian MIA

C-3-1, Megan Avenue 1, 189 Off Jalan Tun Razak,
50400 Kuala Lumpur, Malaysia.
Tel: (603) 2733 9989

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors,
Billion Suntincen Holding Limited
B-05 Plaza Taragon Kelana
Jalan SS6/6 Kelana Jaya
47301 Petaling Jaya, Selangor
Malaysia

We consent to the inclusion in the Registration Statement on Form S-1 of Billion Suntincen Holding Limited of our report date June 27, 2019, relating to our audit of the consolidated balance sheets of Billion Suntincen Holding Limited as of December 31, 2018 and December 31, 2019 and the related consolidated statements of income, stockholders' equity, and cash flows for the year ended December 31, 2018 and December 31, 2019.

We also consent to the reference to us under the caption "Interest of Named Experts and Counsel" in the Registration Statement.

TOTAL ASIA ASSOCIATES PLT
KUALA LUMPUR, MALAYSIA
JUNE 27, 2019